UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2024

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2321 NE Argyle Street, Unit D

Portland, Oregon 97211

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	EAST	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Compensatory Arrangements of Certain Officers.

Eastside Distilling Inc. (“Eastside”) has entered into an Executive Employment Agreement with Geoffrey Gwin dated July 3, 2024. The “Effective Date” of the Agreement is as of January 1, 2024.

The Agreement provides that Mr. Gwin will serve as Chief Executive Officer of Eastside on a full-time basis until the third anniversary of the Effective Date. Mr. Gwin will also function as Eastside’s Chief Financial Officer and Chief Compliance Officer without additional compensation, and will serve as Chairman of the Eastside Board of Directors with such compensation as the Board may grant.

The Agreement provides that Eastside will pay Mr. Gwin a base salary of $300,000 per year for the first year of his term of employment. The Compensation Committee will review Mr. Gwin’s compensation on an annual basis, and may replace the terms of compensation by agreement with Mr. Gwin.

Either Eastside or Mr. Gwin may terminate Mr. Gwin’s employment at will. If Eastside terminates the employment without cause or Mr. Gwin terminates his employment with good reason, Eastside will continue to pay Mr. Gwin’s salary for the lesser of twelve months or the remaining term of employment.

Item 9.01 Financial Statements and Exhibits

Exhibits

10-a	Executive Employment Agreement dated July 3, 2024 between Eastside Distilling, Inc. and Geoffrey Gwin. Portions of this Exhibit 10-a have been redacted in compliance with Item 6.01(b)(10)(iv) because Eastside Distilling, Inc. customarily and actually treats the information as private and confidential and the omitted information is not material.
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2024

EASTSIDE DISTILLING, INC.

By:	/s/ Geoffrey Gwin
Geoffrey Gwin
Chief Executive Officer